Exhibit 10.5

MA-ONLY EMPLOYER/ UNION-ONLY GROUP CONTRACT ADDENDUM

EMPLOYER/UNION-ONLY GROUP PART C ADDENDUM TO CONTRACT

WITH APPROVED ENTITY PURSUANT TO SECTIONS 1851 THROUGH 1859

OF THE SOCIAL SECURITY ACT FOR THE OPERATION OF A MEDICARE

ADVANTAGE PLAN

The Centers for Medicare & Medicaid Services (hereinafter referred to as “CMS”) and (See Chart), a Medicare Advantage Organization (hereinafter referred to as the “MA Organization”) agree to amend the contract (See Chart) (INSERT “H” OR “R” NUMBER) governing the MA Organization’s operation of a Medicare Advantage plan described in section 1851(a)(2)(A) or section 1851(a)(2)(C) of the Social Security Act (hereinafter referred to as “the Act”), including all attachments, addenda, and amendments thereto, to include the provisions contained in this Addendum (collectively hereinafter referred to as the “contract”), under which the MA Organization shall offer Employer/Union-Only Group MA-Only Plans (hereinafter referred to as “employer/union-only group health plans”) in accordance with the waivers granted by CMS under section 1857(i) of the Act. The terms of this Addendum shall only apply to MA-only health plans offered exclusively to employers/unions.

This Addendum is made pursuant to Subpart K of 42 CFR Part 422.

MA-ONLY EMPLOYER/ UNION-ONLY GROUP CONTRACT ADDENDUM

Article I

Employer/Union-Only Group Medicare Advantage Health Plan

A.	MA Organization agrees to operate one or more employer/union-only group health plans in accordance with the terms of this Addendum, the Medicare Advantage contract (except for requirements contained therein that are expressly waived or modified by this Addendum), all provisions of Federal statutes, regulations, and policies applicable to MA organizations or MA plans (except to the extent any such provisions are expressly waived or modified by this Addendum), and any employer/union-only group waiver guidance.

B.	This Addendum is deemed to incorporate any changes that are required by statute to be implemented during the term of the contract, and any regulations and policies implementing or interpreting such statutory provisions.

C.	In the event of any conflict between the employer/union-only group waiver guidance issued prior to the execution of the contract and this Addendum, the provisions of this Addendum shall control. In the event of any conflict between the employer/union-only group waiver guidance issued after the execution of the contract and this Addendum, the provisions of the employer/union-only group guidance shall control.

D.	This Addendum is in no way intended to supersede or modify 42 CFR Part 422 or sections 1851 through 1859 of the Act, except as specifically provided in applicable employer/union-only group waiver guidance and/or in this Addendum. Failure to reference a statutory or regulatory requirement in this Addendum does not affect the applicability of such requirement to the MA Organization and CMS.

E.	The provisions of this Addendum apply to all employer/union-only group health plans offered by MA Organization. In the event of any conflict between the provisions of this Addendum and any other provision of the contract, the terms of this Addendum shall control.

Article II

Functions to be Performed by the Medicare Advantage Organization

A.	PROVISION OF BENEFITS

1.	MA Organization agrees to provide enrollees in each of its employer/union-only group health plans the basic benefits (hereinafter referred to as “basic benefits”) as required under 42 CFR §422.101 and, to the extent applicable, supplemental benefits under 42 CFR §422.102 and as established in the MA Organization’s final benefit and price bid proposal as approved by CMS.

MA-ONLY EMPLOYER/ UNION-ONLY GROUP CONTRACT ADDENDUM

2.	MA Organization may swap different types of mandatory supplemental benefits and optional supplemental benefits (as defined in 42 CFR §422.2) (hereinafter referred to as “supplemental benefits”) of equal actuarial value in employer/union-only group health plans.

3.	MA Organization may modify the cost sharing (e.g., coinsurance, copayments, deductibles) of basic and supplemental benefits offered in employer/union-only group health plans by providing a higher benefit level and/or a modified premium to employer/union-only groups contracting with MA Organization. The uniformity of premium, benefits, and cost-sharing requirement of 42 CFR §422.100(d)(2) shall not apply to such modifications. The overall value of each modified benefit offered to employer/union-only groups must be actuarially equivalent to the basic and/or supplemental benefit offered in the employer/union-only group health plan and the modification must not have the effect of denying or discouraging access to covered medically-necessary health care items and services as set forth in 42 CFR §422.100(f)(2).

4.	The requirements in section 1852 of the Act and 42 CFR §422.100(c)(1) pertaining to the offering of benefits covered under Medicare Part A and in section 1851 of the Act and 42 CFR §422.50(a)(1) pertaining to who may enroll in an MA plan are waived for employer/union-only group health plan enrollees who are not entitled to Medicare Part A.

5.	For employer/union-only group health plans offering non-calendar year coverage, MA Organization may determine basic and supplemental benefits (including deductibles, out-of-pocket limits, etc.) on a non-calendar year basis subject to the following requirements:

(a) Applications, bids, and other submissions to CMS must be submitted on a calendar year basis; and

(b) CMS payments will be determined on a calendar year basis.

6.	For employer/union-only group health plans that have a monthly beneficiary rebate described in 42 CFR §422.266:

(a) MA Organization may vary the form of rebate allocation so that the rebates vary between employer/union groups within the plan benefit package for an employer/union group to whom MA Organization offers the plan, with the exception of a rebate credited toward the reduction of the Part B premium. Any reduction of the Part B premium through crediting of the rebate must be available to all members of the plan at the same level, regardless of the enrollee’s employer/union group affiliation; and

MA-ONLY EMPLOYER/ UNION-ONLY GROUP CONTRACT ADDENDUM

(b) MA Organization must:

(a) ensure Part B premium buy-downs are the same for all enrollees;

(b) ensure that the total monthly rebate amount for the plan total rebates per enrollee are uniform across employer groups in the plan and that all rebates are accounted for and used only for the purposes provided in the Act; and

(c) retain documentation that supports the use of all of the rebates on a detailed basis and must provide access to this documentation in accordance with the requirements of 42 CFR §422.501.

B.	ENROLLMENT REQUIREMENTS

1.	MA Organization agrees to restrict enrollment in an employer/union-only group health plan to those individuals eligible for the employer’s/union’s employment-based group coverage.

2.	MA Organization will not be subject to the requirement set forth in 42 CFR §422.50 to offer the employer/union-only group health plan to all eligible beneficiaries residing in the plan’s service area.

3.	If an employer/union elects to enroll individuals eligible for its employer/union-only group health plan through a group enrollment process, MA Organization will not be subject to the individual enrollment requirements set forth in 42 CFR §422.60. MA Organization agrees that all individuals eligible for its employer/union-only group health plan will be advised that the employer/union contracting with MA Organization to offer an employer/union-only group health plan (hereinafter referred to as “employer/union”) intends to enroll them into the plan through a group enrollment process unless the individual affirmatively opts out of such enrollment. MA Organization agrees that all such individuals will be provided this information at least 30 days prior to the effective date of the individual’s enrollment in the employer/union-only group health plan. MA Organization agrees the information must include a summary of benefits offered under the employer/union-only group health plan, an explanation of how to get more information on such plan, and an explanation of how to contact Medicare for information on other MA plans that might be available to the individual. In addition, MA Organization agrees that all information necessary to effectuate enrollment must be submitted electronically to CMS, consistent with CMS instructions.

C.	BENEFICIARY PROTECTIONS

1.	MA Organization’s employer/union-only group health plans will not be subject to the marketing requirements set forth in 42 CFR §422.80.

2.	CMS agrees that the disclosure requirements set forth in 42 CFR §§422.111 will not apply with respect to any employer/union-only group health plan when the

MA-ONLY EMPLOYER/ UNION-ONLY GROUP CONTRACT ADDENDUM

employer/union is subject to alternative disclosure requirements (e.g., the Employee Retirement Income Security Act of 1974 (“ERISA”)) and fully complies with such alternative requirements. MA Organization agrees to provide beneficiary plan documents, including summary plan descriptions and all other beneficiary communications that provide descriptions of the benefit offerings, to CMS at the time of use and to current and/or potential enrollees on a timely basis. CMS may review these documents in the event of beneficiary complaints or for other reasons and require changes if CMS determines that such changes are necessary.

D.	SERVICE AREA

1.	CMS agrees that Local employer/union-only group health plans that provide coverage to individuals in any part of a State can offer coverage to individuals eligible for the employer/union-only group throughout that State.

2.	CMS agrees that Regional employer/union-only group health plans and non-network Private Fee-for-Service employer/union-only group health plans may extend coverage beyond their designated service areas to all enrollees of a particular employer/union-only group plan, regardless of where they reside in the nation, when the most substantial portion of the employer’s employees (or in the case of a union, the union’s participants) reside in the service area where the MA Organization, either itself or through subcontractors or other partners, is a provider of non-group MA coverage. The MA Organization agrees to conduct an actual review of where the substantial portion of the employer’s/union’s employees/participants reside and to maintain adequate supporting documentation of such review (including the date of such review, by whom the review was conducted, and any other relevant documentation to substantiate the review), and to permit CMS to audit and review such documentation.

F.	PAYMENT TO MA ORGANIZATION

MA Organization acknowledges that the risk sharing, plan entry and retention bonus provisions of section 1858 of the Act and 42 CFR §422.458 shall not apply to Regional employer/union-only group health plans.

Article III

Record Retention and Reporting Requirements

A.	GENERAL REPORTING REQUIREMENTS

MA Organization is not subject to the general public reporting requirements contained in 42 CFR §422.516(a) for its employer/union-only group plans to the extent that: (1) such information is required to be reported to enrollees and to the general public by other law (including ERISA or securities laws) or by a separate contractual agreement and (2) MA Organization fully complies with such requirements.